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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        FIRST DEPOSIT BANCSHARES, INC.

                           _________________________

           (Exact name of registrant as specified in its character)


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
                GEORGIA                                                       58-2443683
(State of incorporation or  organization)                          (IRS Employer Identification No.)

        8458 Campbellton Street                                                  30134
         Douglasville, Georgia                                                 (Zip Code)
(Address of principal executive offices)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.  [    ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-74637

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, NO PAR VALUE PER SHARE
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     Incorporated by reference to the portion of the Prospectus under the heading--"Description of the Capital Stock of First Deposit," filed on March 18, 1999 as part of the Registrant's Registration Statement on Form SB-2, as subsequently amended, No. 333-74637.

Item 2.  Exhibits.
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         1.   Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

              (a)  Articles of Incorporation

                   Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No 333-74637, filed on March 18, 1999, and subsequently amended.

              (b)  Bylaws

                   Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-74637, filed on March 18, 1999, and subsequently amended.

              (c)  Plan of Conversion

                   Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form SB-2, No 333-74637, filed on March 18, 1999, and subsequently amended.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              FIRST DEPOSIT BANCSHARES, INC.
                              ------------------------------
                                      (Registrant)

                              By:   /s/ J. David Higgins
                                    --------------------
                                    J. David Higgins
                                    President and Chief Executive Officer